                                                                    Exhibit 10.7

                              DOMINO'S PIZZA/(R)/

                           DEFERRED COMPENSATION PLAN



                                              ADOPTED EFFECTIVE: JANUARY 4, 1999
                                                              AMENDMENT HISTORY:

PREAMBLE
--------

This Domino's Pizza Deferred Compensation Plan is adopted by Domino's Pizza, Inc. for the benefit of certain of its Executive Employees, effective as of January 4, 1999 ("Effective Date"). The purpose of the Plan is to provide supplemental retirement income and to permit eligible Employees the option to defer receipt of Compensation, pursuant to the terms of the Plan. The Plan is intended to be an unfunded deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees under sections 201(2), 301(a)(3), 401 (a)(1) and 4021(b)(6) of ERISA.

TABLE OF CONTENTS
-----------------

ARTICLE 1

DEFINITIONS
1. 1 - Definitions

ARTICLE 2

ELIGIBILITY TO PARTICIPATE
2.1 - Date of Participation
2.2 - Resumption of Participation Following Re-employment
2.3 - Change in Employment Status

ARTICLE 3

CONTRIBUTIONS

3.1 - Deferral Contributions
3.2 - Employer Matching Contributions
3.3 - Supplemental Contributions
3.4 - Time of Making Contributions

ARTICLE 4

PARTICIPANTS' ACCOUNTS
4.1 - Individual Accounts
4.2 - Accounting for Distributions
4.3 - Separate Accounts

ARTICLE 5

INVESTMENT OF CONTRIBUTIONS
5.1 - Manner of Investment
5.2 - Investment Decisions

ARTICLE 6

RIGHT TO BENEFITS
6.1 - Retirement
6.2 - Termination of Employment
6.3 - Death
6.4 - Adjustment for Investment Experience
6.5 - Distributions Due to an Unforeseen Emergency
6.6 - Distributions upon a Change of Control

ARTICLE 7

DISTRIBUTION OF BENEFITS
7.1 - Distribution of Benefits to Participants and Beneficiaries
7.2 - Determination of Method of Distribution
7.3 - Notice to Trustee
7.4 - Withholding; Employment Taxes

ARTICLE 8

AMENDMENT AND TERMINATION
8.1 - Amendment by Employer
8.2 - Retroactive Amendments
8.3 - Termination
8.4 - Distribution Upon Termination of the Plan
8.5 - Termination of Participation

ARTICLE 9

TRUST
9.1 - Establishment of a Trust

ARTICLE 10

MISCELLANEOUS
10.1 - Communication to Participants
10.2 - Limitation or Rights
10.3 - Spendthrift Provision
10.4 - Facility of Payment
10.5 - Information between Employer and Trustee
10.6 - No Implied Rights; Rights on termination of Service
10.7 - No Right to Employer Assets

10.8 - No Employment Rights
10.9 - Offset
10.10 - Gender and Number
10.11 - Notices
10.12 - Governing Law

ARTICLE 11

PLAN ADMINISTRATION
11.1 - Powers and responsibilities of the Administrator
11.2 - Nondiscriminatory Exercise of Authority
11.3 - Claims and Review Procedures
11.4 - Plan's Administrative Costs

                            PLAN PROVISIONS FOR THE
                          DOMINO'S PIZZA(R) DEFERRED
                               COMPENSATION PLAN


Article 1. Definitions.
           -----------

1.1. DEFINITIONS. Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

(a) "ACCOUNT" means an account established on the books of the Employer for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains or losses included thereon.

(b) "ADMINISTRATOR" means the Employer adopting this Plan, or, such other person or persons designated by the Employer to be responsible for the administration of the Plan. For purposes of interaction between the Employer and any third party administrator, the person that holds the title of Benefits Manager for the Employer shall be charged with communicating the Employer's direction regarding the plan to such third party administrator.

(c) "BENEFICIARY" means the person or persons entitled under Section 7.1 to receive benefits under the Plan upon the death of a Participant.

(d) "CHANGE OF CONTROL" means one or more of the following events:

(i) The occurrence of an event in which title or voting rights with respect to more than fifty percent (50%) of the voting securities of the Employer become owned by any parties or entities other than the existing shareholders of record of said company's voting common stock as of the effective date of the Plan; or

(ii) The occurrence of an event in which the Employer is either acquired by and/or merged with another organization or corporate entity owned or controlled by parties or entities other than the existing principal shareholder of the Employer's voting common stock as of the effective date of the Plan, resulting in Employer's voting common stock not being the surviving voting common stock subsequent to the establishment of the merged organization; or

(iii) The occurrence of an event in which more than fifty percent (50%) in value of the assets of the Employer are disposed of by the Employer pursuant to partial or complete liquidation, a sale of assets or otherwise and the proceeds are not paid or used to reduce Employees debt nor are such proceeds invested in the principal business of the Employer.

For purposes of this definition only, the term "Employer" shall include Domino's Pizza, Inc. and any parent business entity.

(e) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

(f) "COMPENSATION" means the base salary and bonus paid to a Participant before employee elective deferrals into the Wrightsaver Plan and any salary reductions under the Domino's Employee Benefits Program.

(g) "ELIGIBLE EMPLOYEE" means an Employee of the Employer designated for participation by the Compensation Committee of the Board of Directors who is a member of a "select group of management or highly compensated employees" of the Employer.

(h) "EMPLOYEE" means any employee of the Employer.

(i) "EMPLOYER" means Domino's Pizza, Inc., and any successors and assigns unless otherwise provided herein, and shall include any Related Employers adopting this Plan.

(j) "ENTRY DATE" means the first day of the Plan Year after the Employee becomes an Eligible Employee, The Employer may also permit Eligible Employees to become Participants within thirty (30) days of their having become an Eligible Employee, providing they have made an election prior to the receipt of any Compensation deferred and the Employer is permitted to do so under the rulings, regulations and governing law applicable to the Plan.

(k) "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

(1)  "NORMAL RETIREMENT AGE" means age sixty-five (65).

(m) "PARTICIPANT" means the Employee who participates in the Plan In accordance with Article 3 herein.

(n)  "PLAN" means the plan established by the Employer as set forth herein.

(o) "PLAN YEAR" means the 12-consecutive month period beginning January 1 and ending December 31.

(p) "RELATED EMPLOYER" means any employer other than the Employer named herein, if the Employer and such other employer are members of a controlled group of corporations (as defined in Section 414(b) of the Code) or an affiliated service group (as defined in Section 414(m)), or are trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c)), or such other employer is required to be aggregated with the Employer pursuant to regulations issued under Code Section 414(o).

(q) "TRUST" means the trust fund established pursuant to the terms other Plan.

(r) "TRUSTEE" means the corporation or individuals named in the agreement establishing the Trust and such successor and/or additional trustees as may be named in accordance with the Trust Agreement.

(s) "VALUATION DATE" means the last day of the Plan Year and such other date(s) as designated by the Employer.


ARTICLE 2. PARTICIPATION.
           -------------

2.1. DATE OF PARTICIPATION.  Each Eligible Employee on the Effective Date shall
     ---------------------
be become a Participant as of that date provided the Eligible Employee has filed an election to defer Compensation in accordance with Section 4. 1. Other Eligible Employees will become Participant(s) in the Plan on the first Entry Date after which they become an Eligible Employee if he/she has flied an election to defer Compensation pursuant to Section 4.1. If the Eligible Employee does not file an election pursuant to Section 4.1 prior to their first Entry Date, then the Eligible Employee will become a Participant in the Plan as of the first day of a Plan Year for which they have filed a prior election to defer Compensation.

2.2. RESUMPTION OF PARTICIPATION FOLLOWING RE-EMPLOYMENT.  If a Participant
     ---------------------------------------------------
ceases to be an Employee and thereafter returns to the employ of the Employer he/she will again become a Participant as of an Entry Date following the date on which they again begin service for the Employer following their re employment, provided he/she is an Eligible Employee and has filed an election to defer Compensation pursuant to Section 4.1.

2.3. CHANGE IN EMPLOYMENT STATUS.  If any Participant continues in the employ of
     ---------------------------
the Employer or Related Employer but ceases to be an Eligible Employee, the individual shall continue to be a Participant until the entire amount of their benefit is distributed according to the distribution provisions of Article 6; provided, however, the individual shall not be entitled to make Deferral Contributions or receive an allocation of Employer contributions during the period that he/she is not an Eligible Employee. In the event that the individual subsequently again becomes an Eligible Employee, the individual shall resume full participation in accordance with Section 3.1. If a Participant has a voluntary or involuntary change in employment duties or pay grade classification change but the Participant remains an Eligible Employee, the Participant shall remain entitled to participate, based upon the percentage deferral and company match terms of their current pay grade after such change, effective upon the date of the next paycheck to which they become entitled. All Distributions shall be made only when distribution is required pursuant to Article 6.

ARTICLE 3. CONTRIBUTIONS.
           -------------

3.1. DEFERRAL CONTRIBUTIONS.  Each Participant may elect to execute a salary
     ----------------------
reduction agreement with the Employer to reduce their Compensation by a specified percentage: determined by the Compensation Committee of the Board of Directors of the Employer not exceeding the percentage of his or her Compensation applicable to their particular job grade and position as described on the attached Exhibit B in a whole number multiple of five (5) percent. Such agreement shall become effective on the first day of the period as set forth in the Participant's election. The election will be effective to defer Compensation relating to all services performed in a Plan Year subsequent to the filing of such an election. An election once made will remain in effect until a new election is made. A new election will be effective as of the first day of the following Plan Year and will apply only to Compensation payable with respect to services rendered after such date. Amounts credited to a Participant's account prior to the effective date of any new election will not be affected and will be paid in accordance with that prior election. A Participant shall have nonforfeitable right to his or her Deferral Contributions.

The Employer shall credit an amount to the account maintained on behalf of the Participant corresponding to the amount of said reduction. Under no circumstances may an election to defer Compensation be adopted retroactively. A Participant may not revoke an election to defer Compensation for a Plan Year during that year.

Pursuant to Code Section 3121(v), FICA taxes are due and payable at the time of deferral rather than at the time of distribution to the Participant. Accordingly, at the time of deferral, each Participant will be required to pay to the Employer, either by payroll deduction or check, the Participant's share of FICA taxes due and payable.

3.2. EMPLOYER MATCHING CONTRIBUTIONS. The Employer shall credit an Employer
     -------------------------------
Matching Contribution to be credited to the account maintained on behalf of each Participant who made Deferral Contributions during the year based upon a percentage of Compensation deferred not to exceed the limits specified below. The Employer Matching Contribution shall be credited at the same time as the Employee Deferral Contributions. The amount of the Employer Matching Contribution shall be as follows:

     The Employer Matching Contribution for a Plan Year shall be limited to that percentage or Compensation for the Participant involved according to the provisions of Exhibit B applicable to the Participant during the Plan Year. If the Participant has elected to defer Compensation in excess of such percentage the Employer shall provide an Employer Matching Contribution equal to the Company Match Percentage designated on Exhibit B applicable to the Participant and Employer shall have no obligations to provide an Employer Matching Contribution in excess of such amount.

3.3. SUPPLEMENTAL CONTRIBUTIONS.  The Employer shall credit additional
     --------------------------
contributions to the Plan based upon performance of the Employer as described below. The amount of the Employer's contributions shall vary depending upon the performance of the Employer in the current fiscal year according to the table attached hereto as Exhibit A and the Participant's deferral amounts. The Employer may revise the allocation percentage and the EBITDA thresholds on an annual basis. Each revision shall be attached hereto as a succeeding Exhibit A which shall be effective for such succeeding calendar year.

The Employer shall determine and credit its Supplemental Contribution as follows: subject to the following limitation, within sixty (60) days after the end of the Employer's Fiscal year, or within five (5) days of the completion of the Employer's audited financial statements, whichever first occurs, the Employer shall make a Supplemental Contribution (the "Supplemental Contribution"), if such an allocation is warranted based upon the Employer's performance according to Exhibit A for that year, to each Participant's account. No Participant shall be entitled to the additional allocation referred to in the preceding sentence unless they are actively employed by the Employer on the last day of the Employer's fiscal year to which such Supplemental Contribution relates.

3.4 TIME OF MAKING EMPLOYER CONTRIBUTIONS.  With the exception of the Employer
    -------------------------------------
Contribution made necessary as a result of a Change of Control, the Employer will from time to time make a transfer of assets to the Trustee for each Plan Year no less frequently than monthly. The Employer shall provide the Trustee with information on the amount to be credited to each Participant's account.

ARTICLE 4. PARTICIPANTS' ACCOUNTS.
---------------------------------

4.1. INDIVIDUAL ACCOUNTS. The Administrator will establish and maintain an
     -------------------
Account for each Participant which will reflect Deferral Contributions, Employer Matching Contributions and Supplemental Contributions credited to the Account on behalf of the Participant plus credits as described in Article 5 below. The Administrator will establish and maintain such other accounts and records as it decides in its discretion to be reasonably required or appropriate in order to discharge its duties under the Plan. Participants will be furnished statements of their Account values at least quarterly during each Plan Year.

4.2  ACCOUNTING FOR DISTRIBUTION. As of any date of a distribution to a
     ---------------------------
Participant or a Beneficiary hereunder, the distribution to the Participant or to the Participant's Beneficiary(ies) shall be charged to the Participant's Account.

4.3  DESIGNATION OF INVESTMENT OPTIONS. The Administrator shall have the
     ---------------------------------
discretion, subject to exercise from time to time, to designate the investment options that shall be available to the Participants as the measurement by which Earnings Credits be determined. The Administrator may change the investment options available to Participants from time to time without approval from the Participants. Such change of investment options shall become applicable as determined by the Administrator in the exercise of its discretion. The investment options available to Participants shall be described on Exhibit C. The Administrator may change the available investment options by attaching a revised Exhibit C which shall include the date of the amended investment option Exhibit.

ARTICLE 5. EARNINGS CREDITS.

5.1. MANNER OF DETERMINATION.  Earnings Credits with respect to the Accounts of
     -----------------------
Participants shall be determined as though the Accounts were invested and reinvested in the eligible investments selected by the Employer in the proportion designed by the Participant pursuant to Section 5.2 and credited at least quarterly based on the then current fair market value of the option.

5.2. INVESTMENT DECISIONS.  Investments in which the Accounts of Participants
     --------------------
shall be treated as invested and reinvested shall be directed by the Employer or by each Participant, or both.

     (a) All dividends, interest gains and distributions of any nature earned in respect of an investment alternative in which the Account is treated as investing shall be credited to the Account in an amount equal to the net increase or decrease in the net asset value of each investment option since the preceding Valuation Date in accordance with the ratio that the portion of the Account of each Participant that is invested in the designated investment option bears to the aggregate of all amounts invested in the same investment option.

     (b) Expenses attributable to the acquisition of investments, including without limitation, expense ratio fees, shall be charged to the Account(s) of the Participant(s) for which such investment is made.

     (c) Participant elections relating to investment decisions shall be limited to those investment options permitted by the Employer as described in the attached Exhibit C, which Exhibit may be amended from time to time in the exercise of the sole discretion of the Employer. If the Employer determines to change the Investment Options available to Participants described on Exhibit C, any amounts credited to a terminated Investment Option shall be reallocated to the remaining Investment Options elected by the Participant on a pro-rata basis.

     (d) To the extent directed by the Employer, the Trustee shall invest amounts held in the Trust in accordance with the standing investment direction of Participants, provided, however, that the Employer shall be under no obligation to do so. Notwithstanding the foregoing, however, at least once annually the Employer shall contribute such additional amounts as may be necessary to assure that the sum of the assets held in the Trust is at least equal to the sum of the Account balances.

ARTICLE 6. RIGHT TO BENEFITS.

6.1. RETIREMENT. Each Participant who attains his/her Normal Retirement Age will have a interest in their Account to be distributed as he/she has previously elected as provided below.

6.2. TERMINATION OF EMPLOYMENT.  If a Participant retires on or after attainment
     -------------------------
of Normal Retirement Age, the balance of the Participant's Account, plus any amounts thereafter credited to their Account, will be distributed to him or her in accordance with Article 7. If a Participant terminates his/her employment for any reason other than death or normal retirement they will be entitled to a termination benefit equal to the value of the Employer Match Contributions and Employer Supplemental Contributions to their Account, as adjusted for income, expense, gain, or loss, and the value of the Deferral Contributions to their Account as adjusted for income, expense, gain or loss. The amount payable under this Section will be distributed in accordance with Article 7.

6.3. DEATH. If a Participant dies before the distribution of their Account has
     -----
commenced, or before such distribution has been completed, his/her designated Beneficiary or Beneficiaries will be entitled to receive the balance or remaining balance of their Account, plus any amounts thereafter credited to their Account. Distribution to the Beneficiary or Beneficiaries will be made in accordance with Article 7.

A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries by giving notice to the Administrator on a form designated by the Administrator. If more than one person is designated us the Beneficiary, their respective interests shall be as indicated on the designation form.

A copy of the death certificate or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant's Account, such amount will be paid to his/her surviving spouse or, if none, to his/her estate (such spouse or estate shall be deemed to be the Beneficiary for purposes of the Plan). If a Beneficiary dies after benefits to such Beneficiary have commenced, but before they have been completed, and, in the opinion of the Administrator, no person has been designated to receive such remaining benefits, then such benefits shall be paid to the deceased Beneficiary's estate.

6.4. ADJUSTMENT FOR INVESTMENT EXPERIENCE.  If any distribution under this
     ------------------------------------
Article 6 is not made in a single payment, the amount remaining in the Account after the distribution will be subject to adjustment until distributed to reflect the income and gain or loss on the investments as described in Article 5.

6.5. DISTRIBUTION DUE TO AN UNFORESEEN EMERGENCY.  Subject to the provisions of
     -------------------------------------------
Article 7, a Participant shall not be permitted to withdraw his/her Account (and earnings thereon) prior to retirement or termination of employment, except a Participant may apply to the Administrator to withdraw some or all of his/her Account if such withdrawal is made on account of a financial hardship resulting from an unforeseen emergency in accordance with procedures set forth by the Administrator. The Administrator shall establish criteria to determine what constitutes financial hardship, provided the Employer shall fund the following conditions to exist:

(a) the financial emergency must have been unanticipated and the result of an event beyond the control of the Participant or Beneficiary; and

(b) the financial emergency would result in a severe financial hardship to the individual if the withdrawal is not permitted; and

(c) the amount to be withdrawn does not exceed the amount necessary to meet the severe financial emergency.

The Employer in its discretion may make the distribution to the Participant or Participant's Beneficiary upon such terms and in such form as it deems appropriate and shall consider Treasury regulations and Internal Revenue Service revenue rulings in making all determinations.

6.6. DISTRIBUTIONS UPON A CHANGE OF CONTROL.  Upon the happening of an event
     --------------------------------------
that constitutes a Change of Control, the Employer shall pay to the Participant in lump sum payment, the amount of the Participants Account, calculated as of the date that a Change of Control occurs (the "Change of Control Date"). Such lump sum payment shall be made within sixty (60) days of the Change of Control Date, and any adjustments to the Participant's Account, as a result of the application of Paragraph 5.2 above, shall be made based upon the Change of Control Date.

ARTICLE 7. DISTRIBUTION OF BENEFITS.

7.1. DISTRIBUTION OF BENEFITS TO PARTICIPANTS AND BENEFICIARIES. (a)
     ----------------------------------------------------------
Distributions under the Plan to a Participant or to the Beneficiary of the Participant shall be made in cash, in a lump sum, or, if elected by the Employer and specified in the Participant's election to defer the respective amounts of Compensation, under a systematic withdrawal plan, (installment(s)) not exceeding 3 years in the form of the distribution noted below elected by the Participant, upon retirement, death or other termination of employment:

          (i) Quarterly installments commencing on the first day of the next calendar quarter (January 1, March 1, July 1 or October 1) following the event described above, payable in periodic amounts over a period of three
     (3) years; or

          (ii)   A lump sum payment within sixty (60) days of such event; or

          (iii) A lump sum payment within sixty (60) days of the beginning of the calendar year following the occurrence of such event.

For installment payments described in subparagraph (i) above, the Employer (or Trustee, if applicable) shall determine the funds remaining credited to the Participant for each installment payment due, and shall distribute that fraction of the sums remaining credited to the Participant determined by dividing the number of installments which remain payable into one (1) (e.g., for installment one, the Employer or Trustee shall distribute 1/12th of the amounts credited to the Participant, for the third installment, the Employer shall distribute 1/10th of the amounts credited to the Participant, and so on).

Notwithstanding the Participant's election pursuant to this Plan, (1) any Participant who is involuntarily terminated by the Employer shall be paid his/her or her entire Account balance within sixty (60) days of the Participant's last date of service for the Employer, and (2) unless otherwise directed by the Employer, if the Plan is terminated by the Employer, the termination benefit shall be payable in a lump sum within sixty (60) days following the termination of the Plan.

Subject to the consent of the Employer, an Eligible Participant may file a request to change their election with respect to the timing of commencement of benefits, payment method and/or payment period for deferrals relating to any succeeding Plan Year. Such new election must be filed with the Employer prior to the commencement of the Plan Year to which it relates, and at least 365 days prior to the date on which payment of benefits would commence under either the original or any election for a succeeding plan year. If the Employer approves the Participant's request to change the benefit election, such election shall be applicable to deferrals for such Plan Year and shall not be subject to revocation or change of election as to such Plan Year. If the Participant fails to make an election for distributions for any Plan Year, the Participant shall be deemed to have made the same election for the current Plan Year that they had made for the prior Plan Year.

7.2. DETERMINATION OF METHOD OF DISTRIBUTION.  The Participant will determine
     ---------------------------------------
the method of distribution of benefits to himself and the method of distribution to his/her Beneficiary as to each Plan Year. Such determination will be made at the time the Participant makes a deferral election and shall apply to the allocable portion of the Account, and shall be irrevocable once made. If the Participant does not determine the method of distribution to his or her Beneficiary, the method shall be a lump sum.

7.3. NOTICE TO TRUSTEE.  The Administrator will notify the Trustee in writing
     -----------------
whenever any Participant or Beneficiary is entitled to receive benefits under the Plan. The Administrator's notice shall indicate the form, amount and frequency of benefits that such Participant or Beneficiary shall receive.

7.4  WITHHOLDING: EMPLOYMENT TAXES.  To the extent required by the law in effect
     -----------------------------
at the time payments are made, the Employer shall withhold any taxes required to be withheld by any Federal, state or local government.

ARTICLE 8. AMENDMENT AND TERMINATION.

8.1  AMENDMENT BY EMPLOYER.  The Employer reserves the authority to amend the
     ---------------------
Plan, a restated Plan document or amended Exhibits A, B and C, executed by the Employer only in which the Employer has indicated a change or changes in provisions previously elected by it. Such changes are to be effective on the effective date of such amendment, restated Plan document or Exhibit A, B or C. Any such change notwithstanding, no Participant's Account shall be reduced by such change below the amount to which the Participant would have been entitled if he/she had voluntarily left the employ of the Employer immediately prior to the date of the change. The Employer may from time to time make any amendment to the Plan that may be necessary to satisfy the Code or ERISA. The Employer's board of directors or other individual specified in the resolution adopting this Plan shall act on behalf of the Employer for purposes of this Section.

8.2  RETROACTIVE AMENDMENTS.  An amendment made by the Employer in accordance
     ----------------------
with Section may be made effective on a date prior to the first day of the Plan Year in which it is adopted if such amendment is necessary or appropriate to enable the Plan and Trust to satisfy the applicable requirements of the Code or ERISA or to conform the Plan, to any change in federal law or to any regulations or ruling thereunder. Any retroactive amendment by the Employer shall be subject to the provisions of Section 8.1.

8.3. PLAN TERMINATION. The Employer has adopted the Plan with the intention and
     ----------------
expectation that it will be continued indefinitely. However, said Employer has no obligation or liability whatsoever to maintain the Plan for any length of time and may discontinue Employer Matching Contributions and Employer Supplemental Contributions under the Plan or terminate the Plan at any time by written notice delivered to the Participants without any liability hereunder for any such discontinuance or termination.

8.4. DISTRIBUTION UPON TERMINATION OF THE PLAN.  Upon termination of the Plan,
     -----------------------------------------
no further Deferral Contributions or Employer Contributions shall be made under the Plan, but Accounts of Participants maintained under the Plan at the time of termination shall continue to be governed by the terms of the Plan until paid out in accordance with the terms of the Plan.

8.5. TERMINATION OF PARTICIPATION.  To the extent necessary to maintain the
     ----------------------------
Plan's status as a Plan described in ERISA sections 201(2), 301 (a)(3), 40 l(a)(1) and 4021 (b)(6), the Administrator may cause the termination of participation by any one or more employees, and promptly distribute to them the amount of their Account Balance.

ARTICLE 9. THE TRUST

9.1   Establishment of Trust.  The Employer shall establish the Trust between
      ----------------------
the Employer and the Trustee, in accordance with the terms and conditions as set forth in the Trust Under the Domino's Pizza Executive Compensation Plan, under which assets are held, administered and managed, subject to the claims of the Employer's creditors in the event of the Employer's insolvency, until paid to Participants and their Beneficiaries as specified in the Plan. The Trust is intended to be treated as a grantor trust under the Code, and the establishment of the Trust is not intended to cause Participants to realize current income on amounts contributed thereto.

ARTICLE 10. MISCELLANEOUS.
            -------------

10.1. COMMUNICATION TO PARTICIPANTS.  The Plan and Exhibits applicable to the
      -----------------------------
Participant, along with any amendments, will be communicated to each Participant by the Employer promptly after the Plan or Exhibit is adopted or amended. Participants shall have no right to receive Plan documentation or information that is not applicable to their participation in the Plan.

10.2. LIMITATION OF RIGHTS.  Neither the establishment of the Plan and the
      --------------------
Trust, nor any amendment thereof, nor the creation of any find or account, nor the payment or any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Employer, Administrator or Trustee, except as provided herein; and in no event will the terms of employment or service of any Participant be modified or in any way affected hereby.

10.3  SPENDTHRIFT PROVISION.  The benefits provided hereunder will not be
      ---------------------
subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, either voluntarily or involuntarily, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law.

10.4.  FACILITY OF PAYMENT.  In the event the Administrator determines, on the
       -------------------
basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his/her affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may direct the Trustee to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments therefore, and any such payment to the extent thereof, shall discharge the liability of the Trust for the payment of benefits hereunder to such recipient.

10.5. INFORMATION BETWEEN EMPLOYER AND TRUSTEE.  The Employer agrees to furnish
      ----------------------------------------
the Trustee, and the Trustee agrees to furnish the Employer with such information relating to the Plan and Trust as may he required by the other in order to carry out their respective duties hereunder, including without limitation information required under the Code or ERISA and any regulations issued or forms adopted thereunder.

10.6. NO IMPLIED RIGHTS; RIGHTS ON TERMINATION OF SERVICE.  Neither the
      ---------------------------------------------------
establishment of the Plan nor any amendment or restatement thereof shall be construed as giving any Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Employer in accordance with the terms and provisions of the Plan. Except as expressly provided In this Plan, the Employer shall not be required or be liable to make any payment under this Plan.

10.7. NO RIGHT TO EMPLOYER ASSETS.  Neither the Participant nor any other person
      ---------------------------
shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Employer whatsoever including, without limiting the generality or the foregoing, any specific funds, assets. or other property which the Employer, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Employer. Participants and Beneficiaries shall have the status of general unsecured creditors of the Employer. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Employer. Nothing herein contained in the Plan constitutes a guarantee by the Employer that the assets of the Employer shall be sufficient to pay any benefit to any person.

10.8. NO EMPLOYMENT RIGHTS.  Nothing herein shall constitute a contract of
      --------------------
employment or of continuing service or in any manner obligate the Employer to continue the services of the Participant, or obligate the Participant to continue in the service of the Employer, or as a limitation of the right of the Employer to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the compensation payable to the Participant.

10.9. OFFSET.  If, at the time payments or installments of payments are to be
      ------
made hereunder, the Participant or the Beneficiary or both are indebted or obligated to the Employer, then the payments remaining to be made to the Participant or the Beneficiary or both may, at the discretion of the Employer, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Employer not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligations.

10.10. GENDER AND NUMBER.  Wherever appropriate herein, the masculine may mean
       -----------------
the feminine and the singular may mean the plural or vice versa.

10.12. NOTICES. Any notice or other communication in connection with this Plan
       -------
shall be deemed delivered in writing if addressed as provided below and if either actually delivered at said address or, in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified:

(a) If it is sent to the Employer or Administrator, it will be at the address specified by the Employer;

     Domino's Pizza, Inc.
     30 Frank Lloyd Wright Drive
     Ann Arbor, MI 48105
     Attention: Benefit Manager

(b) If it is sent to the Trustee, it will be sent to the address set forth in the Trust Agreement; or, in each case at such other address as the addressee shall have specified by written notice delivered in accordance with the foregoing to the addresser's then effective notice address.

10.13. GOVERNING LAW. The Plan will be construed, administered and enforced
       -------------
according to applicable provisions of ERISA, and to the extent not preempted thereby, the laws of the State of Michigan.

ARTICLE 11. PLAN ADMINISTRATION.

11.1.  POWERS AND RESPONSIBILITIES OF THE ADMINISTRATOR.  The Administrator has
       ------------------------------------------------
the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrator's powers and responsibilities include, but are not limited to, the following:

(a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

(b)    To interpret the Plan;

(c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

(d)    To administer the claims and review procedures specified in Section 11.3;

(e) To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

(f)    To determine the person or persons to whom such benefits will be paid;

(g)    To authorize the payment of benefits;

(h) To comply with the reporting and disclosure requirements of Part I of Subtitle B of Title I of ERISA;

(i) To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;

(j) By written instrument, to allocate and delegate is responsibilities, including the formation of an Administrative Committee to administer the
       Plan;


11.2.  EFFECT OF INTERPRETATION OR DETERMINATION.  Any interpretation or
       -----------------------------------------
determination by the Administrator with respect to the Plan shall be final, binding and conclusive upon the persons in the absence of clear and convincing evidence that the Administrator acted arbitrarily and capriciously.

11.3.  CLAIMS AND REVIEW PROCEDURES.
       ----------------------------

(a) Claims Procedure. it any person believes he/she is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). If such notification Is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his/her claim.

(b) Review Procedure  Within 60 days after the date on which a person receives
    ----------------
such denial is considered to have occurred), such person (or his/her duly authorized representative) may (i) file a written request with the Administrator for a review of his/her denied claim and of pertinent documents and (ii) submit written notice of a denied claim (or, if applicable, within 60 days alter the date on issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such pers. on within the initial 60-day period). If the decision on review is not made within such period, the claim will be considered denied.

11.4.  PLAN ADMINISTRATIVE COSTS
       -------------------------

The Employer shall pay all reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator and the Trustee in administering the Plan and Trust Fund.

IN WITNESS WHERE OF, the Employer by its duly authorized officer(s), has caused this Plan to be adopted on _____ day of December, 1998.

                              DOMINO'S PIZZA, INC.


                              By:  /s/ Harry Silverman
                                 -------------------------

                              Its:   Vice President
                                  ------------------------

                                   EXHIBIT A


Supplemental Contributions (Section 3.3) for the plan year commencing January 4, 1999,

If EBITDA is less than $140,000,000, there is no company supplemental match;

If EBITDA is between $140,000,001 and $143,500,000, the company supplemental match is 5% of the Participant's deferral;

If EBITDA is between $143,500,001 and $147,000,000, the company supplemental match is 10% of the Participant's deferral;

If EBITDA is between $147,000,001 and S t 50,500,000, the company supplemental match is 15% of the Participant's deferral;

If EBITDA is greater than $150,500,000, the company supplemental match is 20% of the Participant's deferral.

                                   EXHIBIT B

ELIGIBLE EMPLOYEES
------------------

     Corporate Operations Directors
     Directors and Senior Directors in Grade I10
     All Employees in Grades I11-I12
     Managers, Directors, and Sr. Directors in Grade I13

The maximum percentage of Compensation for deferral is forty percent (40%). The Company Match is thirty percent (30%). The Company VAR match thirty percent (30%) on the first fifteen percent (15%) of Compensation. If you choose to defer more than fifteen percent (15%) of Compensation, the amount that exceeds fifteen percent (15%) will not be matched.

                                   EXHIBIT C

DATE OF DESIGNATION OF INVESTMENT OPTIONS:                  JANUARY 4, 1999

INVESTMENT OPTIONS AVAILABLE TO PARTICIPANTS:

     Fidelity Retirement Money Market
     Fidelity Puritan
     Spartan US Equity Index
     Fidelity Fund
     Fidelity Dividend Growth
     Fidelity Emerging Growth
     Fidelity Diversified International